UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2017

Date of Report (Date of earliest event reported)

RenovaCare, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30156

(Commission File Number)

98-0384030

(I.R.S. Employer Identification No.)

430 Park Ave.

Suite 702

New York, New York 10022

(Address of principal executive offices)

(888) 398-0202

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 27, 2017 RenovaCare, Inc. (“we,” “us” or “our”) issued a press release announcing that it highlighted an analysis of treatment results on a variety of wide-area and severe burn injuries published in Burns, the peer-reviewed Journal of the International Society for Burn Injuries. The treatment method, which involved isolating and spraying the patient’s own skin stem cells on the burn wounds, is the technology underlying our patented CellMist™ and SkinGun™.

The results, published in August 2016, report the retrospective analysis of outcomes in 45 severe second-degree burn patients who received skin stem cell spray grafting treatment under an innovative practice approach.

The patients suffered burn wounds such as gas and chemical explosions, as well as electrical, gasoline, hot water and tar scalding burns.

A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (this “Report”) and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release attached as Exhibit 99.1 to this Report shall not be incorporated by reference into any filing with the SEC made by us, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

2

Item 8.01 Other Events.

On April 4, 2017, the U.S. Patent & Trademark Office (the “PTO”) issued to us U.S. Patent No. 9,610,430 related to our device and method for spraying autologous skin cells. On or about April 11, 2017, we received from Avita Medical Limited (“Avita”) a paper copy of what was labeled a Petition for Inter Partes Review purporting to challenge the validity of the claims in U.S. Patent No. 9,610,430 (the “Petition”) before the Patent Trial and Appeal Board (“PTAB”), which is an administrative proceeding of the PTO (the “Proceeding”). We do not agree with the assertions set forth in the Petition and we intend to defend our intellectual property.

In the event the Proceeding progresses, the PTAB may find (i) that the Petition is insufficient to establish that any such claims are unpatentable and accordingly confirm all of the claims in our U.S. Patent No. 9,610,430 or (ii) one or more claims of U.S. Patent No. 9,610,430 to be unpatentable and cancel any such claims and confirm the balance of such claims.

We intend to continue our plan to file additional patent applications in the United States and elsewhere, as appropriate, as part of our on-going development of our intellectual property portfolio.

Except for the historical information presented in this document, the matters discussed in this Report contain “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements are identified by the use of forward-looking terminology such as “believes,” “plans,” “intend,” ”scheduled,” “potential,” “continue,” “estimates,” “hopes,” “goal,” “objective,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. The safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, apply to forward-looking statements made by us. The reader is cautioned that no statements contained in this Report should be construed as a guarantee or assurance of future performance or results. These forward-looking statements involve risks and uncertainties, including those identified within this Report. The actual results we achieve may differ materially from any forward-looking statements due to such risks and uncertainties. These forward-looking statements are based on current expectations, and we assume no obligation to update this information. Readers are urged to carefully review and consider the various disclosures made by us in this Report and our other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2017

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on April 27, 2017.

RenovaCare, Inc.

By:	/s/ Thomas Bold
Name:	Thomas Bold
Title:	President and Chief Executive Officer

4